Exhibit 99.2

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of James B. Jones and Brett Lawrence his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended, with respect to Heritage Oaks Bancorp and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In Witness Whereof, the undersigned have caused this Power of Attorney to be signed as of the date set forth below.

Date:  March 7, 2014

CARPENTER COMMUNITY BANCFUND, LP

By:	Carpenter Fund Manager, GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

CARPENTER COMMUNITY BANCFUND-A, LP

By:	Carpenter Fund Manager, GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

CARPENTER COMMUNITY BANCFUND-CA, LP

By:	Carpenter Fund Manager, GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

CARPENTER FUND MANAGER GP, LLC

By:	/s/ James B. Jones
	Name:	John D. Flemming
	Title:	Managing Member

/s/ Edward J. Carpenter
Edward J Carpenter

/s/ John D. Flemming
John D. Flemming

/s/ Howard N. Gould
Howard N. Gould

/s/ Arthur A. Hidalgo
Arthur A. Hidalgo

/s/ James B. Jones
James B. Jones